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                                                                    Exhibit 99.1

                             ASAT Holdings Limited

                               Stock Option Plan

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     1.   Purpose.  The purpose of the ASAT Holdings Limited Stock Option Plan
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(the "Plan") is to further and promote the interests of ASAT Holdings Limited
(the "Company"), its Subsidiaries (as defined below) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key officers, employees, non-employee directors or individuals who may become key officers, employees, non-employee directors and to align the interests of those individuals and the Company's shareholders.

     2.   Certain Definitions.  For purposes of the Plan, the following terms
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shall have the meanings set forth below:

          2.1  "Award" shall mean an award or grant made to a Participant under
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Section 6 of the Plan.

          2.2  "Award Agreement" shall mean the agreement executed by a
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Participant pursuant to Sections 3.2 and 10.4 of the Plan in connection with the granting of an Award.

          2.3  "Board" shall mean the Board of Directors of the Company, as
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constituted from time to time or any Committee established by the Board.

          2.4  "Code" shall mean the Internal Revenue Code of 1986, as in effect
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and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.5  "Committee" shall mean the committee established from time to
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time in the sole discretion of the Board to administer the Plan, as described in
Section 3 of the Plan.

          2.6  "Company" shall mean ASAT Holdings Limited a Cayman Islands
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company, or any successor company to ASAT Holdings Limited.

          2.7  "Merger Event" shall have the meaning set forth in Section 8.3.1.
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          2.8  "Ordinary Shares" shall mean the ordinary shares, par value $0.01
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per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.
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          2.9  "Participant" shall mean any individual who is selected from time
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to time under Section 5 to receive an Award under the Plan.

          2.10 "Plan" shall mean the ASAT  Holdings Limited Stock Option Plan,
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as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Board with respect thereto).

          2.11 "Public Offering" shall mean the sale of shares of the Company's
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Ordinary Shares to the public pursuant to an effective registration statement
(other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act of 1933, as amended.

          2.12 "Stock Option" shall mean an Award made to a Participant pursuant
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to Section 6 of the Plan.

          2.13 "Subsidiary(ies)" shall mean any corporation (other than the
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Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or member interests in one of the other entities in such chain.

     3.   Administration.
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          3.1  General.  The Plan shall be administered by the Board or the
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Committee, as determined by the Board in its sole discretion.  Members of the
Committee shall serve at the pleasure of the Board and the Board may at any time and from time to time remove members from, or add members to, the Committee.

          3.2  Plan Administration and Plan Rules.  The Board is authorized to
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construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Board shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Board shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Board shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Board may designate persons other than members of the Board or the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Board shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Board's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or

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through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Board by execution of written agreements and/or other instruments in such form as is approved by the Board.

     4.   Term of Plan/Ordinary Shares Subject to Plan.
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          4.1  Term.  The Plan shall terminate on July 6, 2010 except with
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respect to Awards then outstanding.  After such date no further awards shall be granted under the Plan.

          4.2  Ordinary Shares.  The maximum number of Ordinary Shares in
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respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 8.2 of the Plan, shall not exceed 110,000,000 Ordinary Shares. In the event of a change in the Ordinary Shares of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Ordinary Shares for purposes of the Plan. Ordinary Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional Ordinary Shares shall be issued under the Plan.

     5.   Eligibility.  Individuals eligible for Awards under the Plan shall be
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determined by the Board in its sole discretion and shall be limited to the key officers, employees and non-employee directors of the Company and its Subsidiaries.

     6.   Stock Options.
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          6.1  Terms and Conditions.  Stock Options granted under the Plan shall
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be in respect of Ordinary Shares and shall be in the form of non-qualified stock options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board shall set forth in the relevant Award Agreement.

          6.2  Grant.  Stock Options may be granted under the Plan in such form
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as the Board may from time to time approve.

          6.3  Exercise Price.  The exercise price per Ordinary Shares subject
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to a Stock Option shall be determined by the Board in its sole discretion at the time of grant and indicated in the Participant's Award Agreement.

          6.4  Method of Exercise.  A Stock Option may be exercised, in whole or
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in part, by giving written notice of exercise to the Secretary of the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company, or any other form of consideration acceptable to the Board, in its sole discretion, or, if permitted

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by the Board, in its sole discretion, by delivery of Ordinary Shares already owned by the Participant for at least six (6) months. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

     7.   Non-transferability of Awards.  Unless otherwise provided in the
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Participant's Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or pursuant to the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgements, alimony, or separate maintenance. During the lifetime of a Participant, Stock Options are exercisable only by the Participant.

     8.   Changes in Capitalization and Other Matters.
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          8.1  No Corporate Action Restriction.  The existence of the Plan, any
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Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.

          8.2  Recapitalization Adjustments.  In the event that the Board
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determines that any dividend or other distribution (whether in the form of cash,
Ordinary Shares , other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Ordinary Shares or other securities of the Company, or other corporate transaction or event affects the Ordinary Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Ordinary Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Ordinary Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise

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price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

          8.3  Mergers.
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               8.3.1   If the Company enters into or is involved in any merger,
reorganization, or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a "Merger Event"), the Board may take such action as it deems appropriate, including, but not limited to, replacing such Stock Options with substitute stock options in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant's Stock Options and to pay to each affected Participant in connection with the cancellation of such Participant's Stock Options, an amount equal to the excess of the fair market value, as determined by the Board, of the Ordinary Shares underlying any unexercised Stock Options (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options.

               8.3.2 Upon receipt by any affected Participant of any such substitute stock options (or payment) as a result of any such Merger Event, such Participant's affected Stock Options for which such substitute options (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

     9.   Amendment, Suspension and Termination.
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          9.1  In General.  The Board may suspend or terminate the Plan (or any
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portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant.

          9.2  Award Agreement Modifications.  The Board may, in its sole
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discretion, amend or modify at any time and from time to time the terms and provisions of any outstanding Award in any manner to the extent that the Board under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Award. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Award without the consent of such Participant.

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     10.  Miscellaneous.
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          10.1  Tax Withholding.  The Company shall have the right to deduct
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from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, any federal, state, local, foreign or other taxes of any kind which the Board, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon the exercise of a Stock Option.

          10.2  No Right to Employment.  Neither the adoption of the Plan, the
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granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason, even if such termination of employment adversely affects such employee's Awards.

          10.3  Listing, Registration and Other Legal Compliance.  No Awards or
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Ordinary Shares shall be required to be issued or granted under the Plan or any
Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Board may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Board may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for Ordinary Shares delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Board may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination,
(b) the issuance or other distribution of Ordinary Shares , or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

          10.4  Award Agreements.  Each Participant receiving an award under the
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Plan shall enter into an Award Agreement with the Company in a form specified by the Board. Each such Participant shall agree to the restrictions, terms and conditions of the award set forth therein and in the Plan.

          10.5  Designation of Beneficiary.  Each Participant to whom an Award
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has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or

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to receive any payment which under the terms of the Plan and the relevant Award
Agreement may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

          10.6  Leaves of Absence/Transfers.  The Board shall have the power to
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promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Board may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

          10.7  Governing Law.  The Plan and all actions taken thereunder shall
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be governed by and construed in accordance with the laws of Hong Kong, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

          10.8  Effective Date.  The Plan shall be effective upon its approval
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by the Board and adoption by the Company subject to the consummation of the
Company's initial Public Offering. If such initial Public Offering does not occur, this Plan and any Awards granted under the Plan shall be null and void and of no force and effect.

          IN WITNESS WHEREOF, this Plan is adopted by the Company on July 6,
2000.


                              ASAT Holdings Limited



                              By: /s/ Terry Scandrett
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                                    Name:  Terry Scandrett

                                    Title: Chief Financial Officer

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